NUMBER

B

SHARES

K Hovnanian™ Companies

CLASS B COMMON STOCK

CUSIP 442487 30 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN CLEVELAND, OH OR NEW YORK, NY

TRANSFER OF SHARES OF CLASS B COMMON STOCK OF HOVNANIAN ENTERPRISES, INC. (THE "COMPANY") IS RESTRICTED AS PROVIDED BY ARTICLE FOURTH ("ARTICLE FOURTH") OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED. NO RECORD OWNER OF SHARES OF CLASS B COMMON STOCK MAY TRANSFER ANY INTEREST IN ANY SUCH SHARES [illegible] "PERMITTED TRANSFEREE" [illegible] ARTICLE FOURTH [illegible] ANY ATTEMPTED TRANSFER OF ANY INTEREST IN SHARES OF CLASS B COMMON STOCK MADE IN VIOLATION OF ARTICLE FOURTH SHALL NOT BE RECOGNIZED BY THE COMPANY AND SHALL EFFECT, WITHOUT FURTHER ACTION ON THE PART OF ANY PERSON, [illegible] CONVERSION [illegible] SHARES OF CLASS B COMMON STOCK INTO SHARES OF CLASS A COMMON STOCK OF THE COMPANY IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE FOURTH.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Hovnanian Enterprises, Inc.

THIS IS TO CERTIFY that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE CLASS B COMMON STOCK OF Hovnanian Enterprises, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate, and the shares represented hereby, are issued and shall be subject to all of the provisions of the Certificate of Incorporation and of the amendments thereof, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and a facsimile of its corporate seal to be hereunto imprinted.

Dated

HOVNANIAN ENTERPRISES, INC. CORPORATE SEAL DELAWARE 1983

Attest:

Secretary

By

Chairman

NATIONAL CITY BANK (Cleveland, OH) TRANSFER AGENT AND REGISTRAR

AUTHORIZED OFFICER

The Company will furnish to any stockholder, upon request to its principal office or to any of its transfer offices and without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Company, or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT — ........... Custodian ...........
TEN ENT JT TEN	— as tenants by the entireties — as joint tenants with right of survivorship and not as tenants in common	(Cust) (Minor) under Uniform Gifts to Minors Act .................................. (State)

Additional abbreviations may also be used though not in the above list.

For value received, .......................................... hereby sell, assign and transfer unto

              PLEASE INSERT SOCIAL SECURITY OR OTHER
                      IDENTIFYING NUMBER OF ASSIGNEE

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                                      Please print or typewrite name and address including postal zip code of assignee

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.................................................................................................................................................................................................... Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, .....................................

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     NOTICE: The signature of this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.